Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of MCBC Holdings, Inc.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 16th day of February, 2016.

WAYZATA INVESTMENT PARTNERS LLC

By:	/s/ Patrick J. Halloran
Name:	Patrick J. Halloran
Title:	Manager

PATRICK J. HALLORAN

By:	/s/ Patrick J. Halloran
Name:	Patrick J. Halloran

WAYZATA OPPORTUNITIES FUND II, L.P.
By: WOF II GP, L.P., its General Partner
By: WOF II GP, LLC, its General Partner

By:	/s/ Patrick J. Halloran
Name:	Patrick J. Halloran
Title:	Manager

WAYZATA OPPORTUNITIES FUND OFFSHORE II, L.P.
By: Wayzata Offshore GP II, LLC, its General Partner

By:	/s/ Patrick J. Halloran
Name:	Patrick J. Halloran
Title:	Manager

WAYZATA RECOVERY FUND, LLC
By: Wayzata Investment Partners LLC, its Manager

By:	/s/ Patrick J. Halloran
Name:	Patrick J. Halloran
Title:	Manager